EXHIBIT 99

EMERGENT BIOSOLUTIONS TO ACQUIRE ACAM2000® BUSINESS FROM SANOFI

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Addition of ACAM2000®, the only FDA-licensed smallpox vaccine, expands and diversifies Emergent's portfolio of medical countermeasures and is synergistic with company's existing smallpox countermeasure offering

•	Company to assume responsibility for existing CDC contract with a remaining value of up to approximately $160 million for deliveries of ACAM2000 to the Strategic National Stockpile
•	All-cash consideration of $97.5 million upfront and up to $27.5 million in near-term contingent regulatory and manufacturing-related milestones
•	Transaction expected to be accretive beginning with anticipated product deliveries in 2018 following FDA licensure of U.S.-based manufacturing facility

GAITHERSBURG, Md., July 14, 2017—Emergent BioSolutions Inc. (NYSE: EBS) announced today that it has entered into an agreement to acquire the ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live) business of Sanofi in an all-cash transaction with a total value of up to $125 million, consisting of $97.5 million upfront and up to $27.5 million in near-term contingent regulatory and manufacturing-related milestones.

Upon the closing of this transaction, Emergent will acquire:
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ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live), the only vaccine licensed by the Food and Drug Administration (FDA) for active immunization against smallpox disease for persons determined to be at high risk for smallpox infection;

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An existing 10-year contract originally valued at up to $425 million with the Centers for Disease Control and Prevention (CDC) with a remaining value of up to approximately $160 million for deliveries of ACAM2000 to the Strategic National Stockpile (SNS);

•	A cGMP bulk manufacturing facility and a lease to a cGMP fill/finish facility, both U.S.-based, along with the existing staff of approximately 100 employees.

Daniel J. Abdun-Nabi, president and chief executive officer of Emergent BioSolutions, stated, "This transaction diversifies our portfolio and broadens our countermeasure franchise with a vaccine that is being stockpiled both in the U.S. and internationally. We expect it to meaningfully contribute to revenue growth in 2018 and advance our efforts towards achieving our goal of $1 billion in total revenue by 2020. We further anticipate that ACAM2000 will help us achieve our goal of generating more than 10% of total revenue from international markets. This acquisition fits squarely within our core strategy and business focus, and we look forward to closing this transaction and to integrating this business into our operations."

Strategic Rationale
This transaction supports Emergent's plan to grow through the acquisition of revenue-generating products and businesses, leverages its core competencies in manufacturing and government contracting, and reinforces the company's strategic focus on providing preparedness solutions for public health threats. The addition of ACAM2000 expands the company's portfolio of only-in-class products, diversifies its portfolio of medical countermeasures against Category A bioterrorism agents, and is synergistic with its existing smallpox countermeasure offering, specifically VIGIV [Vaccinia Immune Globulin Intravenous (Human)], the only FDA-licensed therapeutic for certain complications from smallpox vaccination.

Upon the closing of the transaction, Emergent will assume responsibility for an existing 10-year CDC contract, which will expire and be up for renewal or extension in 2018. The original contract, valued at up to $425 million, called for the delivery of ACAM2000 to the SNS and establishing U.S.-based manufacturing of ACAM2000. This required the tech transfer of the upstream portion of the production process from Austria to a U.S.-based manufacturing facility. Sanofi is in the process of completing this tech transfer to the cGMP bulk manufacturing facility to be acquired in this transaction. Emergent anticipates that a supplemental Biologics License Application for licensure of this facility will be filed in the second half of 2017. Upon closing, Emergent will assume all responsibilities under the CDC contract, including completing the FDA licensure process and the fulfillment of all remaining product deliveries to the SNS valued at up to approximately $160 million, subject to the availability of government funding and the exercise of contract options. The company anticipates that product deliveries will resume in 2018, following expected FDA licensure of the U.S.-based manufacturing facility. The company expects that this transaction will be accretive beginning with product deliveries following FDA licensure of the facility. The company intends to negotiate a follow-on, multi-year contract with the U.S. government to ensure the continued supply of ACAM2000 to the SNS.

Emergent expects that this transaction will enhance its contract manufacturing operations through the addition of live viral manufacturing and fill/finish capabilities and the execution of a contract manufacturing agreement to supply bulk drug substance for one of Sanofi's commercial vaccines.

This transaction, which is subject to customary closing conditions including antitrust regulatory approval, is expected to close in 2017.

Cowen is acting as financial advisor to Emergent in this transaction.

About ACAM2000
ACAM2000 is the primary smallpox vaccine designated for use in a bioterrorism emergency, with more than 230 million doses having been supplied to the U.S. Strategic National Stockpile. ACAM2000 is also licensed in Australia and Singapore, and is currently stockpiled both in the U.S. and internationally.

About Smallpox
Smallpox is a highly contagious disease caused by the variola virus, a member of the Orthopox virus family. According to the CDC, it is one of the most devastating diseases with a mortality rate as high as 30%. Smallpox is classified by the CDC as a Category A bioterrorism agent and the U.S. government continues to invest in countermeasures to protect the nation from this threat. Governments around the world are also taking precautionary measures to be ready to deal with a potential smallpox outbreak.

Conference Call and Webcast
Emergent will host a conference call to discuss this acquisition on July 14, 2017 at 8:00 am eastern. The conference call will be accessible by dialing 1.855.766.6521 and providing confirmation number 24783897. The call will also be webcast, accessible from the company's website at www.emergentbiosolutions.com, under "Investors."

A replay of the conference call will be accessible approximately one hour following the conclusion of the call by dialing 1.855.859.2056 and using the passcode 24783897. The replay will be available through July 28, 2017 on the company's website www.emergentbiosolutions.com, under "Investors."

About Emergent BioSolutions
Emergent BioSolutions Inc. is a global life sciences company seeking to protect and enhance life by focusing on providing specialty products for civilian and military populations that address accidental, intentional, and naturally emerging public health threats. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the company may be found at emergentbiosolutions.com. Follow us @emergentbiosolu.

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding the expected closing of the transaction, expected FDA licensure of the U.S. manufacturing facility for ACAM2000, the anticipated delivery schedule under the existing CDC contract, the potential opportunities and financial impact of the transaction, and any other statements containing the words "believes," "expects," "anticipates," "intends," "plans," "targets," "forecasts," "estimates" and similar expressions are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including uncertainties as to the satisfaction of closing conditions with respect to the transaction, including the timing and receipt of third-party and regulatory approvals; our ability to successfully integrate the business and realize the benefits of the transaction; the timing of expected FDA approval of the U.S. manufacturing facility for ACAM2000; our ability to extend or to otherwise deliver under the ACAM2000 contract with the CDC upon its expiration in 2018; the timing and yearly volume of product deliveries to the CDC once such deliveries have resumed under the current contract; the availability of funding and the exercise of options under the current contract for ACAM2000; and our ability to secure a follow-on, multi-year contract with the CDC.

The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

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Investor Contact:
Robert G. Burrows
Vice President, Investor Relations
240-631-3280
BurrowsR@ebsi.com

Media Contact:
Lynn Kieffer
Vice President, Corporate Communications
240-631-3391
KiefferL@ebsi.com